EXHIBIT 99.2

PROXY	Name(s):

HEALTHMONT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON             ,                          , 2003

(Please sign and return this Proxy Card in the enclosed envelope or hand-deliver to Timothy S. Hill)

The undersigned shareholder(s) of Healthmont, Inc. (the “Company”) hereby acknowledge(s) receipt of the Notice of the Special Meeting of Shareholders and Information Statement, dated                          , 2003, and hereby appoint(s) Timothy S. Hill and Richard E. Ragsdale, or either of them, the proxy of the undersigned, with full power of substitution and revocation, and authorize(s) them to vote the shares of the Company’s common stock which the undersigned would be entitled to cast if personally present at the Special Meeting of Shareholders of the Company to be held on             ,                          , 2003, at 10:00 a.m., Central Standard Time, at the offices of Stokes Bartholomew Evans & Petree, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee, 37219 and any adjournment(s) or postponement(s) thereof.

The Board of Directors of the Company recommends a vote “FOR” the following proposal:

To approve the Agreement and Plan of Merger, dated as of October 15, 2002, as amended on March 24, 2003, by and among HealthMont and SunLink Health Systems, Inc., an Ohio corporation (“SunLink”), and a wholly-owned subsidiary of SunLink (the “Merger Agreement”), pursuant to which HealthMont will combine with SunLink through the merger of HealthMont with and into SunLink’s wholly-owned subsidiary. As part of the merger, each share of HealthMont common stock outstanding at the time of the merger will be converted into the right to receive a certain number of shares of SunLink common stock, as described in the Merger Agreement. Approval of the Merger Agreement shall be deemed to include approval of the merger contemplated thereby as well as the related transactions.

(Continued on Reverse)

(Continued From Front)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE PROPOSAL.

Date:	Signature:

Date:	Signature:

Name of Shareholder(s)
Title (if applicable)

Please date and sign the proxy exactly as your name appears on your stock certificate(s) or on this Proxy. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please have this Proxy executed by an authorized officer and use the full corporate name of the shareholder. If a partnership or a limited liability company, please sign in such organization’s name by an authorized person. This Proxy shall be deemed a grant of authority to vote.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.